Schumacher & Associates, Inc.
Certified Public Accountants
2525 Fifteenth Street, Suite 3H
Denver, CO 80211

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of OnSource Corporation and Consolidated Subsidiaries on Amendment No. 3 to Form SB-2 of our report dated August 26, 2003 relating to the financial statements of OnSource Corporation and Consolidated Subsidiaries for the year ended June 30, 2003, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the prospectus.

/s/ Schumacher & Associates, Inc.
Schumacher & Associates, Inc.
Denver, Colorado

September 26, 2003